As filed with the Securities and Exchange Commission on June  9, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Golfsmith International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	16-1634897
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11000 N. IH-35
Austin, Texas	78753-3195
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-132414
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock of Golfsmith International Holdings, Inc. (the “Registrant”) is set forth under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-132414), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, which information is incorporated by reference herein. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

No.	Description
1.	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement).

2.	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registration Statement).

3.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
Date: June 9, 2006	By:	/s/ Virginia Bunte
		Name:	Virginia Bunte
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description
1.	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-132414)).

2.	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-132414)).

3.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-132414)).